APPENDIX A

ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS

OF INTERNATIONAL GOLD RESOURCES, INC.

The undersigned stockholders, representing a majority of the shares of outstanding Common Stock (the "Requisite Stockholders") of International Gold Resources, Inc. (the "Corporation"), do hereby waive any and all notices that may be required to be given with respect to a meeting of stockholders and, in lieu of holding a special meeting of the stockholders, do hereby adopt by written consent the following recitals and resolutions (this "Consent") pursuant to Section 228(a) of the Delaware General Corporation Law, as amended ("DGCL"), the Certificate of Incorporation of the Corporation (the "Certificate"), and the Bylaws of the Corporation.

The Board of Directors of the Corporation (the "Board") has approved the actions set forth in the following resolutions and declared such actions to be advisable and in the best interests of the Corporation.

Amendment and Restatement to the Certificate of Incorporation

WHEREAS, the Board has proposed that the Certificate be amended and restated (the "Amended Certificate") to add or change, as the case may be, the following provisions:

•

The Corporation shall increase the authorized aggregate number of shares of Common Stock from 120,000,000, $0.00002 par value per share, to 200,000,000, $0.00002 par value per share.

•

Cumulative voting shall not be allowed in the election of directors.

•

Special meetings of the stockholders of the Corporation may only be called by the Board pursuant to an affirmative resolution approved by an affirmative vote of the directors then in office.

RESOLVED, that the Requisite Stockholders hereby approve and adopt the Amended Certificate to include the foregoing provisions substantially in the form as Appendix A attached hereto; and

RESOLVED, that the Corporation’s execution, delivery, and filing of the foregoing amendment to the Certificate and any related documents, together with all actions heretofore or hereafter taken by each and any officer of the Corporation, in connection with these resolutions be, and the same hereby are authorized, approved, ratified, and confirmed in all respects.

The action taken by this Consent shall have the same force and effect as if taken by the undersigned at a special meeting of the stockholders of the Corporation, duly called and constituted pursuant to the Certificate of Incorporation, the Bylaws of the Corporation, and the DGCL.  The Secretary of the Corporation is hereby directed to file this Consent, or cause it to be filed, with the minutes of the proceedings of the Board and the stockholders of the Corporation.  This Consent may be executed by facsimile and may be executed in one or more counterparts, each of which shall be deemed to be an original for all purposes, and all of which together shall constitute one and the same instrument.

*     *     *     *     *

IN WITNESS WHEREOF, the undersigned has executed this Consent on the date set forth below and by so executing has voted all of its shares of Common Stock of the Corporation in favor of the resolutions set forth in this Consent.

Stockholder:

Number of Shares:

________________________________

________________________________

Stockholder Signature:

Date:

________________________________

________________________________

APPENDIX B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INTERNATIONAL GOLD RESOURCES, INC.

(Pursuant to Section 242 and 245 of the
General Corporation Law of the State of Delaware)

International Gold Resources, Incorporated, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

1.

That the name of this corporation is International Gold Resources, Inc. and the original Certificate of Incorporation of International Gold Resources, Inc. was filed with the office of the Secretary of the State of Delaware on November 26, 2001 under the name Montpellier Group, Inc.

2.

That the Board of Directors duly adopted resolutions proposing to amend the Certificate of Incorporation of this corporation, declaring said amendment to be advisable and in the best interests of this corporation and its stockholders, and the stockholders duly approved the amendment of the Certificate of Incorporation in accordance with Section 242 of the DGCL.

3.

That pursuant to Section 245 of the DGCL, the corporation hereby amends and restates the Certificate of Incorporation of this corporation to read as follows:

ARTICLE 1. NAME

The name of the corporation shall be International Gold Resources, Inc. (the "Corporation").

ARTICLE 2. ADDRESS

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is Corporation Service Company.

ARTICLE 3. PURPOSE

The purpose of the Corporation is to engage in any lawful acts or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.  In furtherance of the foregoing purposes, the Corporation shall have and may exercise all of the rights, powers, and privileges granted by the General Corporation Law of the State of Delaware.  In addition, it may do everything necessary, suitable, and proper for the accomplishment of any of its corporate purposes.

ARTICLE 4. AUTHORIZED CAPITAL

The aggregate number of shares that the Corporation shall have authority to issue is 200,000,000 shares of common stock with a par value of ($0.000002) per share (the "Common Stock"), and 20,000,000 shares of preferred stock with a par value of ($0.001) per share (the "Preferred Stock").

The powers, preferences, and rights and the qualifications, limitations, or restrictions of the Preferred Stock shall be determined by the Board of Directors and it may be issued from time to time in one or more series.

ARTICLE 5. SHAREHOLDER VOTING

Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of stockholders.  Cumulative voting shall not be allowed in the election of directors.

ARTICLE 6.  SHAREHOLDER MEETINGS

Except as otherwise required by law or provided in the Bylaws, and subject to the rights of holders of any class or series of shares issued by the Corporation having a preference over the Common Stock as to dividends, or upon liquidation to elect directors in certain circumstances, special meetings of the stockholders of the Corporation may be called only by the Board pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.

ARTICLE 7. DISSOLUTION

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them, and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, then the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE 8. BYLAWS

The Board of Directors shall have the power to adopt, amend, or repeal the Bylaws.

ARTICLE 9. RESERVATION OF RIGHTS

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE 10. LIMITATION OF DIRECTORS’ LIABILITY

No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment or repeal of this Article Ten shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by the undersigned this 8th day of November 2007.

INTERNATIONAL GOLD RESOURCES, INC.

By:  ___ ________________

Name:

Tim B. Acton

Title:   President & CEO